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                                                                      Exhibit 21



                   Significant Subsidiaries of the Registrant

       All of the Company's subsidiaries listed below are wholly owned and incorporated in the state of Minnesota.

                          ValueVision Interactive, Inc.
                                 VVI LPTV, Inc.
                   ValueVision Direct Marketing Company, Inc.
                          VVI Fulfillment Center, Inc.
                              Packer Capital, Inc.
                    Enhanced Broadcasting Technologies, Inc.



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                                                                      Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-60549, 33-68646, 33-68648, 33-86616,
33-93006, 33-96950, 333-40973, 333-40981, 333-75803 and 333-84705.




                                       ARTHUR ANDERSEN LLP



Minneapolis, Minnesota,
April 30, 2001